SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

COATES INTERNATIONAL, LTD.

(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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COATES INTERNATIONAL, LTD.

Highway 34 & Ridgewood Road

Wall Township, New Jersey 07719

(732) 449-7717

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDER

To Our Stockholders:

We are writing to advise you that as a result of George J. Coates, our majority stockholder, owning approximately 82% of the combined voting power of the common and preferred stock, by written consent in lieu of a stockholders' meeting, the stockholders of Coates International, Ltd. (“the Corporation”) have approved and authorized the corporate actions necessary to change the Corporation’s state of domicile from the State of Delaware to the State of Nevada.

The change in domicile is expected to become effective approximately 31 to 35 days after the date hereof, upon acceptance by the State of Nevada of the Corporation’s Certificate of Conversion to be filed with the State of Nevada.

The Corporation’s articles of incorporation, as amended, the By-Laws of the Corporation, as amended, the number or shares of common stock and preferred stock, the par value of the common stock and preferred stock and designations of the preferred stock will not change as a result of this action.

The current members of the board of directors of the Corporation, as of the effective date of the change in domicile, will continue to serve in their existing capacities.

The current corporate officers of the Corporation, as of the effective date of the change in domicile, will continue to serve in their existing capacities.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE MAJORITY STOCKHOLDER BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS ACTION UNDER DELAWARE LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTION.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of the action taken by written consent described above before it takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about January 29, 2018, and we anticipate the effective date of the proposed actions to be February 19, 2018, or as soon thereafter as practicable in accordance with applicable state and federal law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Copies of this Information Statement are expected to be mailed on or about January 29, 2018, to the holders of record on the Record Date of our outstanding shares. The matters that are subject to approval of the Stockholders will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

January 29, 2018	Very truly yours,

/s/ Barry C. Kaye
Barry C. Kaye, Treasurer and Chief Financial Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Coates International, Ltd.

2100 Highway 34 & Ridgewood Road

Wall Township, NJ 07719

 (732) 449-7717

INFORMATION STATEMENT

(Preliminary)

January 19, 2018

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.0001 per share (the “Common Stock”), of Coates International, Ltd., a Delaware Corporation (the “Corporation”), to notify such Stockholders of the following:

On January 17, 2018, the Company approved and authorized the corporate actions necessary to change the Corporation’s state of domicile from Delaware to Nevada, pursuant to a Plan of Conversion approved by the Board of Directors on January 17, 2018.

On January 17, 2018, the Board of Directors of the Company approved the aforementioned action, subject to Stockholder approval. The Majority Stockholder approved this action by written consent in lieu of a meeting on January 17, 2018 in accordance with the Delaware General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of this action.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

CHANGE IN DOMICILE FROM A DELAWARE CORPORATION TO A NEVADA CORPORATION

The Board of Directors of the Company has approved and authorized the corporate actions necessary to change the Corporation’s state of domicile from Delaware to Nevada. This change in domicile is expected to be effected by filing a Certificate of Conversion with the State of Nevada on or about February 19, 2018.

Reasons for the Change in Domicile

Management of the Company has determined that the due to a bizarre and inexplicable formula for calculating the amount of franchise taxes due to the State of Delaware for the year 2017, the Corporation would have to pay Delaware $200,000 in franchise taxes for this year, compared with the $2,236 in franchise taxes due and paid by the Corporation for the year 2016. There does not appear to be any provisions by the State of Delaware for relief form this crushing tax burden. Accordingly, Management determined that re-domiciling to a more corporate-friendly environment was the only sensible course of action.

The Corporation has determined that the State of Nevada currently offers the most corporate-friendly environment and does not impose any annual corporate franchise taxes on Nevada corporations.

VOTES REQUIRED TO APPROVE THE PROPOSAL

As of January 17, 2018, the date the consent of the majority stockholder was provided, there were 40,761,651 shares of Common Stock issued and outstanding, 3,601 shares of Series A Preferred Stock issued and outstanding and 231,184 shares of Series B Convertible Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 10,000 votes, and each share of Series B Convertible Preferred Stock is entitled to 1,000 votes, representing a total of 308,572,651 of eligible votes of all shareholder. For the approval of the change in domicile to the State of Nevada, 154,286,326 votes were required.

CONSENTING STOCKHOLDERS

As of January 17, 2018, the date the consent of the majority stockholder was provided, George J. Coates held 2,899,560 shares of Common Stock, 3,601 shares of Series A Preferred Stock and 214,184 shares of Series B Convertible Preferred Stock, entitling him 253,093,560 votes or 82% of the total number of votes outstanding. On January 17. 2018, Mr. Coates approved and authorized the corporate actions necessary to change the Corporation’s state of domicile from Delaware to Nevada, by written consent in lieu of a stockholders' meeting.

Under Section 14(c) of the Exchange Act, the transaction cannot become effective until the expiration of the 20-day period.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Delaware General Corporation Law and the Corporation’s articles of incorporation consistent with the above or the Corporation’s By-Laws to dissent from any of the provisions adopted as set forth herein.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2017
2.	Annual Report on Form 10-K for the year ended December 31, 2016

Dated: January 19, 2018

By Order of the Board of Directors

/s/ Barry C. Kaye
Barry C. Kaye Treasurer and Chief Financial Officer

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